                                                                     EXHIBIT 5.1
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                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                               Boston, MA  02110

                                                                    June 6, 2000

MotherNature.com, Inc.
One Concord Farms
490 Virginia Road
Concord, MA 01742

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We are acting as counsel for MotherNature.com, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement
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on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as
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amended, of (i) 1,632,311 shares of Common Stock par value $.01 per share of the Company under the 1998 Stock Plan (the "1998 Plan"), (ii) 118,473 shares of Common Stock par value $.01 per share of the Company under the 1999 Stock Plan (the "1999 Plan"), and (iii) 100,496 shares of Common Stock par value $.01 per share of the Company under the 1999 Employee Stock Purchase Plan (the "Purchase Plan") (collectively the "Stock Plans").

     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or certified copies, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's First Amended and Restated Certificate of Incorporation, (c) the Company's Amended and Restated By-Laws, (d) a specimen of the form of stock certificate evidencing the shares of Common Stock of the Company and (e) the minute books and stock records of the Company.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issued or proposed to be issued pursuant to the terms of the Stock Plans, and the terms of any agreement relating to such issuance, will be upon receipt of the consideration provided for in the Stock Plans, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the Stock Plans.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,


                                    TESTA, HURWITZ & THIBEAULT, LLP